Exhibit 99.1

FOR IMMEDIATE RELEASE
Stoneridge Reports First Quarter 2024 Results
Maintains Previously Provided Full-Year 2024 Guidance Driven by Sales Growth and Operating Performance for the Remainder of the Year

2024 First Quarter Results
•Sales of $239.2 million
•Gross profit of $48.4 million (20.2% of sales)
•Operating income of $0.3 million (0.1% of sales)
◦Q1 operating income unfavorably impacted by incremental warranty-related expenses of ~$2.0 million
•EBITDA of $6.6 million (2.8% of sales)
◦Q1 EBITDA includes unfavorable impact of non-operating FX and equity interest expenses of ~$2.3 million and incremental warranty-related expenses of ~$2.0 million (Total EBITDA impact of ~$4.3 million)
•Loss per share (“EPS”) of $(0.22)
◦Q1 EPS includes unfavorable impact of non-operating FX and equity interest expenses of ~$0.08 and incremental warranty-related expenses of ~$0.05 (Total EPS impact of ~$0.13)
2024 Full-Year Guidance
•Maintaining previously provided full-year 2024 guidance ranges
◦Sales guidance of $990.0 million - $1,010.0 million
◦Gross margin guidance of 22.0% - 22.75%
◦Operating margin guidance of 2.75% - 3.25%
◦EBITDA guidance of $64 million - $70 million (EBITDA margin of 6.5% - 6.9%)
◦EPS guidance of $0.30 - $0.40
NOVI, Mich. – May 1, 2024 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2024, with sales of $239.2 million and loss per share of $(0.22).
For the first quarter of 2024, Stoneridge reported gross profit of $48.4 million (20.2% of sales), operating income of $0.3 million (0.1% of sales) and EBITDA of $6.6 million (2.8% of sales). First quarter results were impacted by the unfavorable impact of non-operating foreign currency on intercompany balances of approximately $2.0 million (~$0.07 EPS), non-operating equity interest expenses of approximately $0.3 million (~$0.01 EPS) and incremental warranty-related expenses of approximately $2.0 million (~$0.05 EPS).
The exhibits attached hereto provide reconciliation detail on normalizing adjustments of non-GAAP financial measures used in this press release. For comparison purposes, the exhibits also provide reconciliation detail on normalizing adjustments of non-GAAP financial measures related to prior periods used in this press release.

Jim Zizelman, president and chief executive officer, commented, “Our first quarter performance was driven by continued strong top-line growth in our Electronics segment and progress across each of our key company initiatives. Our efforts to reduce material costs contributed to a 170 basis point improvement in gross margin over the first quarter of last year. Similarly, we continued to streamline our operating structure and centralize key functions to improve our operating efficiency resulting in operating margin improvement of 160 basis points over the first quarter of last year. Despite the significant momentum we have in the fundamentals of the business, we must continue to focus on mitigating some of the historical quality issues that resulted in $2 million of incremental costs this quarter. Through recent actions taken to centralize and redesign our product line, program management and global engineering organizations, we are specifically focused on improving built-in-quality, material costs and manufacturing efficiency to drive profitability. There is no question we are seeing the positive impacts of these structural changes and expect the momentum from these changes to drive improved profitability as we continue to grow.”
Zizelman continued, “While we continue to improve our existing programs, we remain focused on flawless execution of the program launches that will drive strong growth going-forward. Our next OEM MirrorEye programs launch with Volvo in Europe and with Peterbilt in North America later this year, and two additional programs in North America are expected to launch early next year. We will continue to work with all our OEM customers, their dealer networks and the fleets, to drive MirrorEye adoption. We are seeing good momentum across our MirrorEye end-markets and applications and expect continued growth as we launch new OEM programs and continue to expand our fleet activities with both new and existing customers.”
Zizelman concluded, “Our robust backlog continues to provide a strong foundation for our strategy focused on drivetrain agnostic technologies that will allow us to continue to grow as market preferences and customer platforms continue to evolve. We continue to focus on gross margin expansion while we leverage our existing cost structure to expand operating margin as we grow.”
First Quarter in Review
Electronics sales of $156.1 million increased by 11.1% relative to adjusted sales of the first quarter of 2023. This increase was primarily driven by higher sales in the European and North American commercial vehicle end markets. First quarter operating margin of 4.5% improved by 330 basis points relative to the adjusted operating margin of the first quarter of 2023, primarily due to contribution on revenue growth and lower direct material costs as a percentage of sales.
Control Devices sales of $78.0 million decreased by 10.0% relative to sales of the first quarter of 2023. This decrease was due to lower sales in the North American passenger vehicle end market primarily related to the expected wind-down of end-of-life programs and slower demand for electric vehicle platforms. This decline was slightly offset by higher sales in China. First quarter operating margin of 2.8% increased by 120 basis points relative to the adjusted operating margin of the first quarter of 2023, primarily due to higher gross margin as a result of lower direct material costs, partially offset by unfavorable fixed cost leverage due to lower sales.
Stoneridge Brazil sales of $12.2 million decreased by $2.0 million relative to sales in the first quarter of 2023. This decrease was primarily due to lower sales in local OEM products as a result of one-time revenue opportunities of approximately $2.1 million recognized in the first quarter of 2023 that were not expected to recur. First quarter operating margin of 1.7% decreased by approximately 770 basis points relative to the first quarter of 2023, primarily due to reduced fixed cost leverage on lower sales.

Cash and Debt Balances
As of March 31, 2024, Stoneridge had compliance net debt of $164.5 million resulting in a net debt to trailing twelve-month EBITDA compliance leverage ratio of 2.86x, an improvement of 0.27x versus December 31, 2023.
The Company continues to focus on both operating performance and working capital improvement to drive cash performance, particularly related to inventory reduction. During the first quarter, inventory balances improved by $7.9 million. The Company expects to continue to reduce inventory balances throughout the year. The Company expects a net debt to EBITDA ratio for compliance purposes of 2.0x - 2.5x by the end of 2024.
2024 Outlook
The Company is maintaining its previously provided full-year 2024 guidance ranges including sales guidance of $990 million to $1,010 million, gross margin guidance of 22.0% to 22.75%, operating margin guidance of 2.75% to 3.25%, earnings per share guidance of $0.30 to $0.40 and EBITDA guidance of $64 million to $70 million, or 6.5% to 6.9% of sales.
Matt Horvath, chief financial officer, concluded, “We are maintaining our expectations for approximately $1 billion of revenue, which outpaces our weighted-average OEM end markets by over eight percentage points. We expect that continued improvement in our material costs will offset the incremental warranty-related costs we incurred in the first quarter and are maintaining our full year gross margin expectations. Similarly, we expect slightly improved operating performance relative to our prior expectations to offset the non-operating foreign currency and equity interest expenses we incurred in the first quarter and as a result are maintaining our expectations for full-year EBITDA and EPS. Our mid-point EBITDA margin guidance of 6.7%, or $67 million of EBITDA, results in 170 basis point margin improvement and 39% growth in EBITDA over 2023. We will continue to focus on material cost improvement and operational execution to drive strong contribution margin and focus on inventory reduction to improve our cash position and reduce our leverage profile. Stoneridge remains well positioned to outpace our underlying end market growth and drive significant earnings expansion going forward.”
Conference Call on the Web
A live Internet broadcast of Stoneridge’s conference call regarding 2024 first quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, May 2, 2024, at www.stoneridge.com, which will also offer a webcast replay.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global designer and manufacturer of highly engineered electrical and electronic systems, components and modules for the automotive, commercial, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.
Forward-Looking Statements
Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:
•the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases through negotiated price increases with our customers or other cost reduction actions, as necessary;
•global economic trends, competition and geopolitical risks, including impacts from ongoing or potential global conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries;
•our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•the reduced purchases, loss or bankruptcy of a major customer or supplier;
•the costs and timing of business realignment, facility closures or similar actions;
•a significant change in automotive, commercial, off-highway or agricultural vehicle production;
•competitive market conditions and resulting effects on sales and pricing;
•foreign currency fluctuations and our ability to manage those impacts;
•customer acceptance of new products;
•our ability to successfully launch/produce products for awarded business;
•adverse changes in laws, government regulations or market conditions affecting our products, our suppliers, or our customers’ products;
•our ability to protect our intellectual property and successfully defend against assertions made against us;
•liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•labor disruptions at our facilities, or at any of our significant customers or suppliers;
•business disruptions due to natural disasters or other disasters outside of our control;
•the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving Credit Facility;
•capital availability or costs, including changes in interest rates;
•the failure to achieve the successful integration of any acquired company or business;
•risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•the items described in Part I, Item IA (“Risk Factors”) in our Form 10-K filed with the SEC.
The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.
Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2024 and 2023 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income and margin, EBITDA, adjusted EBITDA, adjusted net debt and adjusted cash are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.
Adjusted sales, adjusted gross profit and margin, adjusted operating income and margin, EBITDA, adjusted EBITDA, adjusted net debt and adjusted cash should not be considered in isolation or as a substitute for sales, gross profit, operating income, income (loss) before tax, debt, cash and cash equivalents, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.
For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com).

CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,440	$40,841
Accounts receivable, less reserves of $932 and $1,058, respectively	170,296	166,545
Inventories, net	179,891	187,758
Prepaid expenses and other current assets	32,716	34,246
Total current assets	431,343	429,390
Long-term assets:
Property, plant and equipment, net	106,170	110,126
Intangible assets, net	45,270	47,314
Goodwill	34,488	35,295
Operating lease right-of-use asset	9,552	10,795
Investments and other long-term assets, net	48,589	46,980
Total long-term assets	244,069	250,510
Total assets	$675,412	$679,900

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$2,077	$2,113
Accounts payable	109,222	111,925
Accrued expenses and other current liabilities	68,947	64,203
Total current liabilities	180,246	178,241
Long-term liabilities:
Revolving credit facility	194,420	189,346
Deferred income taxes	6,849	7,224
Operating lease long-term liability	6,594	7,684
Other long-term liabilities	10,047	9,688
Total long-term liabilities	217,910	213,942
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	—	—
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,667 and 27,549 shares outstanding at March 31, 2024 and December 31, 2023, respectively, with no stated value	—	—
Additional paid-in capital	223,856	227,340
Common Shares held in treasury, 1,299 and 1,417 shares at March 31, 2024 and December 31, 2023, respectively, at cost	(39,386)	(43,344)
Retained earnings	190,383	196,509
Accumulated other comprehensive loss	(97,597)	(92,788)
Total shareholders' equity	277,256	287,717
Total liabilities and shareholders' equity	$675,412	$679,900

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(in thousands, except per share data)	2024	2023

Net sales	$239,157	$241,325
Costs and expenses:
Cost of goods sold	190,800	198,523
Selling, general and administrative	30,423	29,863
Design and development	17,603	16,968
Operating income (loss)	331	(4,029)
Interest expense, net	3,634	2,746
Equity in loss of investee	277	171
Other expense, net	2,036	1,148
Loss before income taxes	(5,616)	(8,094)
Provision (benefit) for income taxes	510	(708)
Net loss	$(6,126)	$(7,386)

Loss per share:
Basic	$(0.22)	$(0.27)
Diluted	$(0.22)	$(0.27)

Weighted-average shares outstanding:
Basic	27,529	27,349
Diluted	27,529	27,349

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three months ended March 31, (in thousands)	2024	2023

OPERATING ACTIVITIES:
Net loss	$(6,126)	$(7,386)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	6,601	6,573
Amortization, including accretion and write-off of deferred financing costs	2,164	1,946
Deferred income taxes	(2,279)	(2,536)
Loss of equity method investee	277	171
Loss (gain) on sale of fixed assets	266	(886)
Share-based compensation expense	1,092	69
Excess tax deficiency related to share-based compensation expense	230	34
Changes in operating assets and liabilities:
Accounts receivable, net	(6,676)	(16,833)
Inventories, net	3,699	(15,228)
Prepaid expenses and other assets	1,377	1,943
Accounts payable	(709)	21,264
Accrued expenses and other liabilities	9,193	1,687
Net cash provided by (used for) operating activities	9,109	(9,182)

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(5,795)	(10,110)
Proceeds from sale of fixed assets	81	1,355
Net cash used for investing activities	(5,714)	(8,755)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	30,500	8,000
Revolving credit facility payments	(24,500)	(8,568)
Proceeds from issuance of debt	7,798	8,148
Repayments of debt	(7,790)	(8,475)
Repurchase of Common Shares to satisfy employee tax withholding	(620)	(1,224)
Net cash provided by (used for) financing activities	5,388	(2,119)

Effect of exchange rate changes on cash and cash equivalents	(1,184)	423
Net change in cash and cash equivalents	7,599	(19,633)
Cash and cash equivalents at beginning of period	40,841	54,798

Cash and cash equivalents at end of period	$48,440	$35,165

Supplemental disclosure of cash flow information:
Cash paid for interest, net	$4,194	$2,494
Cash paid for income taxes, net	$2,653	$2,611

Regulation G Non-GAAP Financial Measure Reconciliations
Reconciliation to US GAAP
Exhibit 1 – Reconciliation of Adjusted EBITDA

(USD in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Income (Loss) Before Tax	$(8.1)	$(1.5)	$4.4	$3.2	$(5.6)

Interest expense, net	2.7	3.1	3.3	3.8	3.6
Depreciation and amortization	8.3	8.4	8.5	8.4	8.6
EBITDA	$3.0	$10.0	$16.2	$15.5	$6.6

Add: Pre-Tax Business Realignment Costs	1.3	1.9	1.2	0.1	—
Less: Pre-Tax Gain on Disposal of Fixed Assets	(0.8)	—	—	—	—
Add: Pre-Tax Environmental Remediation Costs	0.1	—	—	—	—
Add: Pre-Tax Brazilian Indirect Tax Credits, Net	—	—	(0.5)	—	—
Adjusted EBITDA	$3.6	$11.9	$17.0	$15.6	$6.6

Exhibit 2 – Reconciliation of Adjusted Gross Profit

(USD in millions)	Q1 2023	Q1 2024
Gross Profit	$42.8	$48.4

Add: Pre-Tax Business Realignment Costs	0.2	—
Adjusted Gross Profit	$43.0	$48.4

Exhibit 3 - Reconciliation of Adjusted Operating Income (Loss)

(USD in millions)	Q1 2023	Q1 2024
Operating Income (Loss)	$(4.0)	$0.3

Add: Pre-Tax Business Realignment Costs	1.3	—
Less: Pre-Tax Gain on Disposal of Fixed Assets	(0.8)	—
Add: Pre-Tax Environmental Remediation Costs	0.1	—
Adjusted Operating Income (Loss)	$(3.4)	$0.3

Exhibit 4 – Segment Adjusted Operating Income
Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q1 2023	Q1 2024
Control Devices Operating Income	$2.1	$2.2

Less: Pre-Tax Gain on Disposal of Fixed Assets	(0.8)	—
Add: Pre-Tax Environmental Remediation Costs	0.1	—
Control Devices Adjusted Operating Income	$1.4	$2.2

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q1 2023	Q1 2024
Electronics Operating Income	$1.4	$7.1

Add: Pre-Tax Business Realignment Costs	0.3	—
Electronics Adjusted Operating Income	$1.7	$7.1

Exhibit 5 – Reconciliation of Adjusted Sales

(USD in millions)	Q1 2023	Q1 2024
Sales	$241.3	$239.2

Less: Sales from Spot Purchases Recoveries	(9.1)	—
Adjusted Sales	$232.2	$239.2

Exhibit 6 – Reconciliation of Electronics Adjusted Sales

(USD in millions)	Q1 2023	Q1 2024
Electronics Sales	$149.6	$156.1

Less: Sales from Spot Purchases Recoveries	(9.1)	—
Electronics Adjusted Sales	$140.5	$156.1

Exhibit 7 – Reconciliation of Compliance Leverage Ratio

Reconciliation of Adjusted EBITDA for Compliance Calculation
(USD in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Income (Loss) Before Tax	$(8.1)	$(1.5)	$4.4	3.2	(5.6)
Interest Expense, net	2.7	3.1	3.3	3.8	3.6
Depreciation and Amortization	8.3	8.4	8.5	8.4	8.6
EBITDA	$3.0	$10.0	$16.2	$15.5	$6.6

Compliance adjustments:
Add: Non-Cash Impairment Charges and Write-offs or Write Downs	—	—	—	—	0.2
Add: Adjustments from Foreign Currency Impact	1.4	3.1	0.4	(0.7)	2.2
Add: Extraordinary, Non-recurring or Unusual Items	0.2	—	0.5	—	—
Add: Cash Restructuring Charges	1.4	0.5	0.1	0.3	1.6
Add: Charges for Transactions, Amendments, and Refinances	—	—	—	0.3	—
Add: Adjustment to Autotech Fund II Investment	0.2	0.3	0.1	(0.1)	0.3
Adjusted EBITDA (Compliance)	$6.1	$13.9	$17.4	$15.3	$10.9

Adjusted TTM EBITDA (Compliance)				$52.7	$57.5

Reconciliation of Adjusted Cash for Compliance Calculation
(USD in millions)	Q4 2023	Q1 2024
Total Cash and Cash Equivalents	$40.8	$48.4

Less: 35% Cash Foreign Locations	(12.8)	(14.8)
Total Adjusted Cash (Compliance)	$28.0	$33.6

Reconciliation of Adjusted Debt for Compliance Calculation
(USD in millions)	Q4 2023	Q1 2024
Total Debt	$191.5	$196.5

Outstanding Letters of Credit	1.6	1.6
Total Adjusted Debt (Compliance)	$193.0	$198.1

Adjusted Net Debt (Compliance)	$165.0	$164.5
Compliance Leverage Ratio (Net Debt / TTM EBITDA)	3.13x	2.86x